Exhibit 99.1

Contact: Mark Hord	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.	April 30, 2012
972-578-5000, Ext. 7440

ViewPoint Financial Group, Inc. Announces Quarterly Cash Dividend and Resumption of Stock Repurchase Program

PLANO, Texas, April 30, 2012 — ViewPoint Financial Group, Inc. (NASDAQ:VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A., today announced a quarterly cash dividend of $0.06 per share. The cash dividend is payable on May 24, 2012, to shareholders of record as of the close of business on May 10, 2012.

Additionally, the Company today announced that it will resume its existing stock repurchase program under a new trading plan with Sandler O’Neill & Partners, LP in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate repurchases of its common stock (the “Rule 10b5-1 plan”). On August 26, 2011, the Company announced its intention to repurchase up to 5% of its total common shares outstanding, or approximately 1,741,975 shares of its common stock, in the open market at prevailing market prices over a period beginning on August 30, 2011, and continuing until the earlier of the completion of the repurchase or the next twelve months, depending upon market conditions. After repurchasing 1,100,100 shares of its common stock, the Company’s Rule 10b5-1 plan with Sandler O’Neill & Partners, LP terminated according to its terms on December 8, 2011, upon the announcement of the Company’s acquisition of Highlands Bancshares, Inc. in a stock-for-stock transaction. Up to 641,875 shares of common stock remain to be repurchased under the repurchase program.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including four Highlands Bank locations in Dallas and two First National Bank of Jacksboro locations in Jack and Wise Counties, as well as eight loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company’s Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake— and specifically declines any obligation—to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.